EXHIBIT 99
Restaurant Brands International Inc. Reports Third Quarter 2018 Results
Further improvement of comparable sales at TIM HORTONS® driven by 'Winning Together' plan
BURGER KING® announces launch of new, modern 'Burger King of Tomorrow' restaurant image
POPEYES® restaurant count crosses 3,000 as a result of accelerated restaurant expansion

Oakville, Ontario – October 24, 2018 – Restaurant Brands International Inc. (TSX/NYSE: QSR, TSX: QSP) today reported financial results for the third quarter ended September 30, 2018.

Daniel Schwartz, Chief Executive Officer of Restaurant Brands International Inc. ("RBI") commented, "During the third quarter, together with our franchisees, we continued to improve Tim Hortons comparable sales by executing against our ‘Winning Together’ plan. We also unveiled our new, modern ‘Burger King of Tomorrow’ restaurant image and our plans to roll out the image across the U.S. At Popeyes, we continued to accelerate net restaurant growth and signed additional restaurant development agreements, including in the Philippines. We remain confident that our focus on guest satisfaction and franchisee profitability will drive growth at all three of our brands for many years to come."

Consolidated Operational Highlights

	Three Months Ended September 30,
	2018	2017
	(Unaudited)
System-wide Sales Growth
TH	2.8%	3.0%
BK	7.8%	11.2%
PLK	7.9%	4.5%
System-wide Sales (in US$ millions)
TH	$1,793.4	$1,812.3
BK	$5,544.4	$5,335.0
PLK	$956.4	$897.3
Comparable Sales
TH	0.6%	0.3%
BK	1.0%	3.6%
PLK	0.5%	(1.8)%
Net Restaurant Growth
TH	2.7%	4.2%
BK	6.1%	6.6%
PLK	7.6%	5.9%
System Restaurant Count at Period End
TH	4,805	4,680
BK	17,239	16,253
PLK	3,022	2,809

Note: System-wide sales growth and comparable sales are calculated on a constant currency basis and include sales at franchise restaurants and company-owned restaurants. System-wide sales are driven by sales at franchise restaurants, as approximately 100% of current restaurants are franchised. We do not record franchise sales as revenues; however, our franchise revenues include royalties based on a percentage of franchise sales.

Consolidated Financial Highlights

	Three Months Ended September 30,
(in US$ millions, except per share data)	2018	2018	2017
	New Standard	Previous Standards	Previous Standards
	(Unaudited)
Total Revenues	$1,375.3	$1,182.0	$1,208.6
Net Income Attributable to Common Shareholders	$133.6	$136.5	$91.4
Net Income Attributable to Common Shareholders and Noncontrolling Interests	$249.7	$255.2	$179.0
Diluted Earnings per Share	$0.53	$0.54	$0.37

TH Adjusted EBITDA(1)	$298.9	$294.1	$294.4
BK Adjusted EBITDA(1)	$231.0	$237.6	$233.9
PLK Adjusted EBITDA(1)	$41.5	$44.0	$36.8
Adjusted EBITDA(2)	$571.4	$575.7	$565.1

Adjusted Net Income(2)	$297.9	$302.4	$275.6
Adjusted Diluted Earnings per Share(2)	$0.63	$0.64	$0.58

(1)	TH Adjusted EBITDA, BK Adjusted EBITDA and PLK Adjusted EBITDA are our measures of segment profitability.

(2)	Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted Earnings per Share are non-GAAP financial measures. Please refer to "Non-GAAP Financial Measures" for further detail.

Effective January 1, 2018, we adopted the new revenue recognition accounting standard ("New Standard"). Our consolidated financial statements for 2018 reflect the application of the New Standard, while our consolidated financial statements for 2017 were prepared under the guidance of previously applicable accounting standards ("Previous Standards"). Our results presented herein indicate which revenue recognition methodology applies in each respective period.

The implementation of the New Standard impacted our year-over-year results on a consolidated basis and for each segment as follows:

•	Total Revenues increased primarily as a result of the inclusion of advertising fund contributions

•	Selling, General, and Administrative Expenses increased as a result of the inclusion of advertising fund expenditures

Under Previous Standards, Total Revenues for the third quarter declined as a result of an unfavorable FX impact, partially offset by system-wide sales growth.

Under both the New Standard and Previous Standards, the increase in Net Income Attributable to Common Shareholders for the quarter was driven by the redemption of our preferred shares in December of 2017, a decrease in loss on extinguishment of debt due to the redemption of our 2014 6.00% Senior Notes in 2017, and growth in segment income, partially offset by an increase in income tax expense.

Under Previous Standards, Adjusted EBITDA for the quarter grew 5.5% on an organic basis versus prior year results, driven primarily by system-wide sales growth.

TH Segment Results

	Three Months Ended September 30,
(in US$ millions)	2018	2017
	New Standard	Previous Standards
	(Unaudited)
System-wide Sales Growth	2.8%	3.0%
System-wide Sales	$1,793.4	$1,812.3
Comparable Sales	0.6%	0.3%

Net Restaurant Growth	2.7%	4.2%
System Restaurant Count at Period End	4,805	4,680

Sales	$570.9	$585.5
Franchise and Property Revenues	$283.0	$241.5
Total Revenues	$853.9	$827.0

Cost of Sales	$436.9	$454.2
Franchise and Property Expenses	$71.6	$83.2
Segment SG&A	$75.8	$24.1
Segment Depreciation and Amortization	$25.8	$26.1
Adjusted EBITDA(1)(3)	$298.9	$294.4

(3)	TH Adjusted EBITDA includes $3.4 million and $2.8 million of cash distributions received from equity method investments for the three months ended September 30, 2018 and 2017, respectively.

For the third quarter of 2018, system-wide sales growth was primarily driven by net restaurant growth of 2.7% and comparable sales of 0.6%, including Canada comparable sales of 0.9%.

Under Previous Standards, Total Revenues for the quarter declined (3.7)% (flat excluding the impact of FX movements) versus prior year results, reflecting an unfavorable FX impact and a decrease in company restaurant revenue as a result of VIE deconsolidation, partially offset by system-wide sales growth.

Under Previous Standards, Adjusted EBITDA for the quarter grew 3.7% on an organic basis versus prior year results, reflecting system-wide sales growth.

BK Segment Results

	Three Months Ended September 30,
(in US$ millions)	2018	2017
	New Standard	Previous Standards
	(Unaudited)
System-wide Sales Growth	7.8%	11.2%
System-wide Sales	$5,544.4	$5,335.0
Comparable Sales	1.0%	3.6%

Net Restaurant Growth	6.1%	6.6%
System Restaurant Count at Period End	17,239	16,253

Sales	$18.4	$23.4
Franchise and Property Revenues	$398.0	$290.2
Total Revenues	$416.4	$313.6

Cost of Sales	$16.9	$21.3
Franchise and Property Expenses	$33.6	$33.1
Segment SG&A	$146.9	$38.0
Segment Depreciation and Amortization	$12.0	$12.7
Adjusted EBITDA(1)	$231.0	$233.9

For the third quarter of 2018, system-wide sales growth was driven by net restaurant growth of 6.1% and comparable sales of 1.0%, including US comparable sales of (0.7)%.

Under Previous Standards, Total Revenues for the quarter grew 0.6% (3.3% excluding the impact of FX movements) versus prior year results, reflecting system-wide sales growth, partially offset by an unfavorable FX impact.

Under Previous Standards, Adjusted EBITDA for the quarter grew 5.1% on an organic basis versus prior year results, reflecting system-wide sales growth.

PLK Segment Results

	Three Months Ended September 30,
(in US$ millions)	2018	2017
	New Standard	Previous Standard
	(Unaudited)
System-wide Sales Growth	7.9%	4.5%
System-wide Sales	$956.4	$897.3
Comparable Sales	0.5%	(1.8)%

Net Restaurant Growth	7.6%	5.9%
System Restaurant Count at Period End	3,022	2,809

Sales	$19.8	$22.7
Franchise and Property Revenues	$85.2	$45.3
Total Revenues	$105.0	$68.0

Cost of Sales	$16.1	$17.8
Franchise and Property Expenses	$2.4	$2.2
Segment SG&A	$47.5	$12.8
Segment Depreciation and Amortization	$2.5	$1.6
Adjusted EBITDA(1)	$41.5	$36.8

For the third quarter of 2018, system-wide sales growth was driven by net restaurant growth of 7.6% and comparable sales of 0.5%, including US comparable sales of (0.2)%.

Under Previous Standards, Total Revenues for the quarter grew 2.9% (3.6% excluding the impact of FX movements) versus prior year results, reflecting system-wide sales growth.

Under Previous Standards, Adjusted EBITDA for the quarter grew 20.9% on an organic basis versus prior year results, reflecting system-wide sales growth as well as effective cost management.

Cash and Liquidity

As of September 30, 2018, total debt was $12.2 billion, and net debt (total debt less cash and cash equivalents of $1.1 billion) was $11.1 billion. The RBI Board of Directors has declared a dividend of $0.45 per common share and partnership exchangeable unit of Restaurant Brands International Limited Partnership for the fourth quarter of 2018. The dividend will be payable on January 4, 2019 to shareholders and unitholders of record at the close of business on December 17, 2018.

Investor Conference Call

We will host an investor conference call and webcast at 8:30 a.m. Eastern Time on Wednesday, October 24, 2018, to review financial results for the third quarter ended September 30, 2018. The earnings call will be broadcast live via our investor relations website at http://investor.rbi.com and a replay will be available for 30 days following the release. The dial-in number is (877) 317-6711 for U.S. callers, (866) 450-4696 for Canadian callers, and (412) 317-5475 for callers from other countries.

Contacts

Investors: investor@rbi.com
Media: media@rbi.com

About Restaurant Brands International Inc.

Restaurant Brands International Inc. ("RBI") is one of the world's largest quick service restaurant companies with more than $30 billion in system-wide sales and over 25,000 restaurants in more than 100 countries and U.S. territories. RBI owns three of the world's most prominent and iconic quick service restaurant brands – TIM HORTONS®, BURGER KING®, and POPEYES®. These independently operated brands have been serving their respective guests, franchisees and communities for over 40 years. To learn more about RBI, please visit the company's website at www.rbi.com.

Forward-Looking Statements

This press release contains certain forward-looking statements and information, which reflect management's current beliefs and expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about our expectations regarding our plan to roll out the new "Burger King of Tomorrow" restaurant image across the U.S.; our expectations and belief that our focus on guest satisfaction and franchisee profitability will drive growth at all three of our brands for many years to come; and the amount and timing of PLK transaction costs. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the Securities and Exchange Commission and applicable Canadian securities regulatory authorities, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: risks related to RBI’s ability to successfully implement its domestic and international growth strategy; and risks related to RBI’s ability to compete domestically and internationally in an intensely competitive industry. Other than as required under U.S. federal securities laws or Canadian securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, change in expectations or otherwise.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In millions of U.S. dollars, except per share data)
(Unaudited)

	Three Months Ended September 30,
	2018	2018	2018	2017
	New Standard	Total Adjustments	Previous Standards	Previous Standards
Revenues:
Sales	$609.1	$—	$609.1	$631.6
Franchise and property revenues	766.2	(193.3)	572.9	577.0
Total revenues	1,375.3	(193.3)	1,182.0	1,208.6
Operating costs and expenses:
Cost of sales	469.9	—	469.9	493.3
Franchise and property expenses	107.6	(0.2)	107.4	118.5
Selling, general and administrative expenses	298.3	(197.8)	100.5	100.1
(Income) loss from equity method investments	(3.8)	(1.1)	(4.9)	(4.1)
Other operating expenses (income), net	26.1	0.1	26.2	21.5
Total operating costs and expenses	898.1	(199.0)	699.1	729.3
Income from operations	477.2	5.7	482.9	479.3
Interest expense, net	134.9	(0.7)	134.2	136.0
Loss on early extinguishment of debt	—	—	—	58.2
Income before income taxes	342.3	6.4	348.7	285.1
Income tax expense	92.5	0.9	93.4	38.3
Net income	249.8	5.5	255.3	246.8
Net income attributable to noncontrolling interests	116.2	2.6	118.8	87.9
Preferred share dividends	—	—	—	67.5
Net income attributable to common shareholders	$133.6	$2.9	$136.5	$91.4
Earnings per common share
Basic	$0.53	$0.01	$0.54	$0.39
Diluted	$0.53	$0.01	$0.54	$0.37
Weighted average shares outstanding
Basic	250.5	—	250.5	236.6
Diluted	474.9	—	474.9	478.6
Cash dividends declared per common share	$0.45		$0.45	$0.20

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In millions of U.S. dollars, except per share data)
(Unaudited)

	Nine Months Ended September 30,
	2018	2018	2018	2017
	New Standard	Total Adjustments	Previous Standards	Previous Standards
Revenues:
Sales	$1,743.1	$—	$1,743.1	$1,784.1
Franchise and property revenues	2,229.4	(574.4)	1,655.0	1,557.8
Total revenues	3,972.5	(574.4)	3,398.1	3,341.9
Operating costs and expenses:
Cost of sales	1,347.9	—	1,347.9	1,376.9
Franchise and property expenses	314.4	(0.4)	314.0	343.2
Selling, general and administrative expenses	917.2	(588.4)	328.8	318.7
(Income) loss from equity method investments	(16.9)	(4.7)	(21.6)	(8.9)
Other operating expenses (income), net	9.4	0.1	9.5	82.1
Total operating costs and expenses	2,572.0	(593.4)	1,978.6	2,112.0
Income from operations	1,400.5	19.0	1,419.5	1,229.9
Interest expense, net	404.8	0.5	405.3	375.4
Loss on early extinguishment of debt	—	—	—	78.6
Income before income taxes	995.7	18.5	1,014.2	775.9
Income tax expense	152.9	4.1	157.0	119.0
Net income	842.8	14.4	857.2	656.9
Net income attributable to noncontrolling interests	393.8	6.8	400.6	223.3
Preferred share dividends	—	—	—	202.5
Net income attributable to common shareholders	$449.0	$7.6	$456.6	$231.1
Earnings per common share
Basic	$1.81	$0.03	$1.84	$0.98
Diluted	$1.78	$0.03	$1.81	$0.95
Weighted average shares outstanding
Basic	248.6	—	248.6	235.7
Diluted	474.3	—	474.3	477.7
Cash dividends declared per common share	$1.35		$1.35	$0.57

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In millions of U.S. dollars, except share data)
(Unaudited)

	As of
	September 30, 2018	December 31, 2017
	New Standard	Previous Standards
ASSETS
Current assets:
Cash and cash equivalents	$1,143.5	$1,097.4
Accounts and notes receivable, net of allowance of $17.8 and $16.4, respectively	481.4	488.8
Inventories, net	91.8	78.0
Prepaids and other current assets	48.7	85.4
Total current assets	1,765.4	1,749.6
Property and equipment, net of accumulated depreciation and amortization of $716.5 and $623.3, respectively	2,054.1	2,133.3
Intangible assets, net	10,821.0	11,062.2
Goodwill	5,680.0	5,782.3
Net investment in property leased to franchisees	58.0	71.3
Other assets, net	606.8	424.8
Total assets	$20,985.3	$21,223.5
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$467.0	$496.2
Other accrued liabilities	678.4	865.7
Gift card liability	95.3	214.9
Current portion of long term debt and capital leases	79.6	78.2
Total current liabilities	1,320.3	1,655.0
Term debt, net of current portion	11,766.8	11,800.9
Capital leases, net of current portion	240.6	243.8
Other liabilities, net	1,738.5	1,455.1
Deferred income taxes, net	1,524.7	1,508.1
Total liabilities	16,590.9	16,662.9
Shareholders’ equity:
Common shares, no par value; unlimited shares authorized at September 30, 2018 and December 31, 2017; 251,120,351 shares issued and outstanding at September 30, 2018; 243,899,476 shares issued and outstanding at December 31, 2017	2,155.7	2,051.5
Retained earnings	626.0	650.6
Accumulated other comprehensive income (loss)	(596.3)	(475.7)
Total Restaurant Brands International Inc. shareholders’ equity	2,185.4	2,226.4
Noncontrolling interests	2,209.0	2,334.2
Total shareholders’ equity	4,394.4	4,560.6
Total liabilities and shareholders’ equity	$20,985.3	$21,223.5

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In millions of U.S. dollars)
(Unaudited)

	Nine Months Ended September 30,
	2018	2017
	New Standard	Previous Standards
Cash flows from operating activities:
Net income	$842.8	$656.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	137.5	134.9
Premiums paid and non-cash loss on early extinguishment of debt	—	75.9
Amortization of deferred financing costs and debt issuance discount	21.9	25.2
(Income) loss from equity method investments	(16.9)	(8.9)
Loss (gain) on remeasurement of foreign denominated transactions	(19.3)	64.7
Net (gains) losses on derivatives	(24.4)	23.1
Share-based compensation expense	39.3	38.0
Deferred income taxes	6.1	(3.1)
Other	11.1	12.8
Changes in current assets and liabilities, excluding acquisitions and dispositions:
Accounts and notes receivable	(0.3)	0.3
Inventories and prepaids and other current assets	(16.3)	(1.0)
Accounts and drafts payable	(24.0)	6.8
Other accrued liabilities and gift card liability	(283.6)	(161.4)
Other long-term assets and liabilities	(0.8)	(20.1)
Net cash provided by operating activities	673.1	844.1
Cash flows from investing activities:
Payments for property and equipment	(53.3)	(16.9)
Net proceeds from disposal of assets, restaurant closures, and refranchisings	1.8	19.6
Net payment for purchase of Popeyes, net of cash acquired	—	(1,635.9)
Return of investment on direct financing leases	12.3	11.8
Settlement/sale of derivatives, net	11.2	771.8
Other investing activities, net	0.3	(2.3)
Net cash provided by (used for) investing activities	(27.7)	(851.9)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	4,350.0
Repayments of long-term debt and capital leases	(65.9)	(1,690.0)
Payment of financing costs	—	(57.0)
Payment of dividends on common and preferred shares and distributions on Partnership exchangeable units	(517.1)	(451.9)
Payments in connection with redemption of preferred shares	(60.1)	—
Proceeds from stock option exercises	52.9	17.5
Other financing activities, net	1.3	(6.2)
Net cash (used for) provided by financing activities	(588.9)	2,162.4
Effect of exchange rates on cash and cash equivalents	(10.4)	22.7
Increase (decrease) in cash and cash equivalents	46.1	2,177.3
Cash and cash equivalents at beginning of period	1,097.4	1,475.8
Cash and cash equivalents at end of period	$1,143.5	$3,653.1
Supplemental cash flow disclosures:
Interest paid	$410.5	$340.2
Income taxes paid	$373.8	$189.3

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Key Operating Metrics

We evaluate our restaurants and assess our business based on the following operating metrics.

System-wide sales growth refers to the percentage change in sales at all franchise and company-owned restaurants in one period from the same period in the prior year. Comparable sales refers to the percentage change in restaurant sales in one period from the same prior year period for restaurants that have been open for 13 months or longer for TH and BK and 17 months or longer for PLK. System-wide sales growth and comparable sales are measured on a constant currency basis, which means that results exclude the effect of foreign currency translation and are calculated by translating prior year results at current year monthly average exchange rates. We analyze key operating metrics on a constant currency basis as this helps identify underlying business trends, without distortion from the effects of currency movements.

System-wide sales represent sales at all franchise restaurants and company-owned restaurants. We do not record franchise sales as revenues; however, our franchise revenues include royalties based on a percentage of franchise sales.

	Three Months Ended September 30,
Comparable Sales by Largest Market	2018	2017
TH - Canada	0.9%	0.6%
BK - US	(0.7)%	4.0%
PLK - US	(0.2)%	(2.6)%

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Supplemental Disclosure
(Unaudited)

Selling, General and Administrative Expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
(in US$ millions)	2018	2017	2018	2017
	New Standard	Previous Standards	New Standard	Previous Standards
Segment SG&A TH(1)	$75.8	$24.1	$238.4	$71.4
Segment SG&A BK(1)	146.9	38.0	432.7	110.3
Segment SG&A PLK(1)	47.5	12.8	140.5	27.2
Share-based compensation and non-cash incentive compensation expense	13.8	12.5	44.6	42.9
Depreciation and amortization(2)	4.7	5.8	15.8	17.1
PLK Transaction costs	—	6.9	9.7	49.8
Corporate restructuring and tax advisory fees	5.5	—	19.0	—
Office centralization and relocation costs	4.1	—	16.5	—
Selling, general and administrative expenses	$298.3	$100.1	$917.2	$318.7

(1)
Segment SG&A includes segment selling expenses, including advertising fund expenses, and segment general and administrative expenses and excludes share-based compensation and non-cash incentive compensation expense, depreciation and amortization, PLK transaction costs, corporate restructuring and tax advisory fees, and office centralization and relocation costs.

(2)
Segment depreciation and amortization reflects depreciation and amortization included in the respective segment cost of sales and the respective segment franchise and property expenses. Depreciation and amortization included in selling, general and administrative expenses reflects all other depreciation and amortization.

Other Operating Expenses (Income), net

	Three Months Ended September 30,		Nine Months Ended September 30,
(in US$ millions)	2018	2017	2018	2017
	New Standard	Previous Standards	New Standard	Previous Standards
Net losses (gains) on disposal of assets, restaurant closures, and refranchisings(3)	$7.5	$3.4	$17.2	$14.9
Litigation settlements (gains) and reserves, net	5.1	0.6	(0.6)	1.7
Net losses (gains) on foreign exchange(4)	(3.1)	17.7	(19.3)	64.9
Other, net(5)	16.6	(0.2)	12.1	0.6
Other operating expenses (income), net	$26.1	$21.5	$9.4	$82.1

(3)
Net losses (gains) on disposal of assets, restaurant closures, and refranchisings represent sales of properties and other costs related to restaurant closures and refranchisings. Gains and losses recognized in the current period may reflect certain costs related to closures and refranchisings that occurred in previous periods.

(4)	Net losses (gains) on foreign exchange is primarily related to revaluation of foreign denominated assets and liabilities.

(5)
Other, net for the three and nine months ended September 30, 2018 is comprised primarily of an accrual for a payment expected to be made in 2018 in connection with the settlement of certain provisions associated with the 2017 redemption of our preferred shares as a result of recently proposed Treasury regulations.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)

Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), and discuss the reasons why we believe this information is useful to management and may be useful to investors. These measures do not have standardized meanings under GAAP and may differ from similarly captioned measures of other companies in our industry.

Non-GAAP Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, RBI reports the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share (“Adjusted Diluted EPS”), Organic revenue growth and Organic Adjusted EBITDA growth. We believe that these non-GAAP measures are useful to investors in assessing our operating performance, as it provides them with the same tools that management uses to evaluate our performance and is responsive to questions we receive from both investors and analysts. By disclosing these non-GAAP measures, we intend to provide investors with a consistent comparison of our operating results and trends for the periods presented.
EBITDA is defined as earnings (net income or loss) before interest expense, net, (gain) loss on early extinguishment of debt, income tax (benefit) expense, and depreciation and amortization and is used by management to measure operating performance of the business.

Adjusted EBITDA is defined as EBITDA excluding the non-cash impact of share-based compensation and non-cash incentive compensation expense and (income) loss from equity method investments, net of cash distributions received from equity method investments, as well as other operating expenses (income), net. Other specifically identified costs associated with non-recurring projects are also excluded from Adjusted EBITDA, including PLK transaction costs associated with the acquisition of Popeyes, corporate restructuring and tax advisory fees, and office centralization and relocation costs. Adjusted EBITDA is used by management to measure operating performance of the business, excluding these non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance or the performance of an acquired business. Adjusted EBITDA, as defined above, also represents our measure of segment income for each of our three operating segments.

Adjusted Net Income is defined as net income excluding (i) franchise agreement amortization, which is a non-cash expense arising as a result of acquisition accounting that may hinder the comparability of our operating results to our industry peers, (ii) amortization of deferred financing costs and debt issuance discount, a non-cash component of interest expense, and (gains) losses on early extinguishment of debt, which are non-cash charges that vary by the timing, terms and size of debt financing transactions, (iii) (income) loss from equity method investments, net of cash distributions received from equity method investments, (iv) other operating expenses (income), net, and (v) other specifically identified costs associated with non-recurring projects. Adjusted Net Income includes preferred share dividends through December 2017.

Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the number of diluted shares of RBI during the reporting period. Adjusted Net Income and Adjusted Diluted EPS are used by management to evaluate the operating performance of the business, excluding certain non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance or the performance of an acquired business.

Revenue growth and Adjusted EBITDA growth, on an organic basis, are non-GAAP measures that exclude the impact of FX movements. Management believes that organic growth is an important metric for measuring the operating performance of our business as it helps identify underlying business trends, without distortion from the effects of FX movements. We calculate the impact of FX movements by translating prior year results at current year monthly average exchange rates. Additionally, for comparability purposes, we are calculating organic growth under Previous Standards for both periods presented.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Organic Growth in Revenue and Adjusted EBITDA
Three Months Ended September 30, 2018
(Unaudited)

					Impact of FX
	Actual		Q3 '18 vs. Q3 '17		Movements	Organic Growth
(in US$ millions)	Q3 '18	Q3 '17	$	%	$	$	%
	Previous Standards	Previous Standards
Calculation:		A	B		C	B-C=D	D/(A+C)
Revenue
TH	$796.5	$827.0	$(30.5)	(3.7)%	$(30.4)	$(0.1)	—%
BK	$315.5	$313.6	$1.9	0.6%	$(8.3)	$10.2	3.3%
PLK	$70.0	$68.0	$2.0	2.9%	$(0.4)	$2.4	3.6%
Total Revenues	$1,182.0	$1,208.6	$(26.6)	(2.2)%	$(39.1)	$12.5	1.1%
Adjusted EBITDA
TH	$294.1	$294.4	$(0.3)	(0.1)%	$(10.9)	$10.6	3.7%
BK	$237.6	$233.9	$3.7	1.6%	$(7.9)	$11.6	5.1%
PLK	$44.0	$36.8	$7.2	19.6%	$(0.4)	$7.6	20.9%
Adjusted EBITDA	$575.7	$565.1	$10.6	1.9%	$(19.2)	$29.8	5.5%

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)

Reconciliation of EBITDA and Adjusted EBITDA to Net Income

	Three Months Ended September 30,
(in US$ millions)	2018	2018	2018	2017
	New Standard	Total Adjustments	Previous Standards	Previous Standards
Segment income:
TH	$298.9	$(4.8)	$294.1	$294.4
BK	231.0	6.6	237.6	233.9
PLK	41.5	2.5	44.0	36.8
Adjusted EBITDA	571.4	4.3	575.7	565.1
Share-based compensation and non-cash incentive compensation expense(1)	13.8	(0.2)	13.6	12.5
PLK Transaction costs(2)	—	—	—	6.9
Corporate restructuring and tax advisory fees(3)	5.5	—	5.5	—
Office centralization and relocation costs(4)	4.1	—	4.1	—
Impact of equity method investments(5)	(0.3)	(1.1)	(1.4)	(1.3)
Other operating expenses (income), net	26.1	0.1	26.2	21.5
EBITDA	522.2	5.5	527.7	525.5
Depreciation and amortization	45.0	(0.2)	44.8	46.2
Income from operations	477.2	5.7	482.9	479.3
Interest expense, net	134.9	(0.7)	134.2	136.0
Loss on early extinguishment of debt	—	—	—	58.2
Income tax expense(6)	92.5	0.9	93.4	38.3
Net income	$249.8	$5.5	$255.3	$246.8

	Nine Months Ended September 30,
(in US$ millions)	2018	2018	2018	2017
	New Standard	Total Adjustments	Previous Standards	Previous Standards
Segment income:
TH	$829.6	$3.6	$833.2	$831.7
BK	681.5	3.1	684.6	637.8
PLK	120.2	7.1	127.3	70.0
Adjusted EBITDA	1,631.3	13.8	1,645.1	1,539.5
Share-based compensation and non-cash incentive compensation expense(1)	44.6	(0.2)	44.4	42.9
PLK Transaction costs(2)	9.7	—	9.7	49.8
Corporate restructuring and tax advisory fees(3)	19.0	—	19.0	—
Office centralization and relocation costs(4)	16.5	—	16.5	—
Impact of equity method investments(5)	(5.9)	(4.7)	(10.6)	(0.1)
Other operating expenses (income), net	9.4	0.1	9.5	82.1
EBITDA	1,538.0	18.6	1,556.6	1,364.8
Depreciation and amortization	137.5	(0.4)	137.1	134.9
Income from operations	1,400.5	19.0	1,419.5	1,229.9
Interest expense, net	404.8	0.5	405.3	375.4
Loss on early extinguishment of debt	—	—	—	78.6
Income tax expense(6)	152.9	4.1	157.0	119.0
Net income	$842.8	$14.4	$857.2	$656.9

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)
Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS

	Three Months Ended September 30,
(in US$ millions, except per share data)	2018	2018	2018	2017
	New Standard	Total Adjustments	Previous Standards	Previous Standards
Net income	$249.8	$5.5	$255.3	$246.8
Income tax expense(6)	92.5	0.9	93.4	38.3
Income before income taxes	342.3	6.4	348.7	285.1
Adjustments:
Franchise agreement amortization	7.7	—	7.7	7.7
Amortization of deferred financing costs and debt issuance discount	7.4	—	7.4	8.5
Interest expense and loss on extinguished debt(7)	3.1	—	3.1	61.4
PLK Transaction costs(2)	—	—	—	6.9
Corporate restructuring and tax advisory fees(3)	5.5	—	5.5	—
Office centralization and relocation costs(4)	4.1	—	4.1	—
Impact of equity method investments(5)	(0.3)	(1.1)	(1.4)	(1.3)
Other operating expenses (income), net	26.1	0.1	26.2	21.5
Total adjustments	53.6	(1.0)	52.6	104.7
Adjusted income before income taxes	395.9	5.4	401.3	389.8
Adjusted income tax (benefit) expense(6)(8)	98.0	0.9	98.9	46.7
Adjusted net income before preferred share dividends	297.9	4.5	302.4	343.1
Preferred share dividends	—	—	—	67.5
Adjusted net income	$297.9	$4.5	$302.4	$275.6
Adjusted diluted earnings per share	$0.63	$0.01	$0.64	$0.58
Weighted average diluted shares outstanding	474.9	—	474.9	478.6

	Nine Months Ended September 30,
(in US$ millions, except per share data)	2018	2018	2018	2017
	New Standard	Total Adjustments	Previous Standards	Previous Standards
Net income	$842.8	$14.4	$857.2	$656.9
Income tax expense(6)	152.9	4.1	157.0	119.0
Income before income taxes	995.7	18.5	1,014.2	775.9
Adjustments:
Franchise agreement amortization	23.3	—	23.3	22.2
Amortization of deferred financing costs and debt issuance discount	21.9	—	21.9	25.2
Interest expense and loss on extinguished debt(7)	8.6	—	8.6	88.0
PLK Transaction costs(2)	9.7	—	9.7	49.8
Corporate restructuring and tax advisory fees(3)	19.0	—	19.0	—
Office centralization and relocation costs(4)	16.5	—	16.5	—
Impact of equity method investments(5)	(5.9)	(4.7)	(10.6)	(0.1)
Other operating expenses (income), net	9.4	0.1	9.5	82.1
Total adjustments	102.5	(4.6)	97.9	267.2
Adjusted income before income taxes	1,098.2	13.9	1,112.1	1,043.1
Adjusted income tax (benefit) expense(6)(8)	173.8	4.1	177.9	152.7
Adjusted net income before preferred share dividends	924.4	9.8	934.2	890.4
Preferred share dividends	—	—	—	202.5
Adjusted net income	$924.4	$9.8	$934.2	$687.9
Adjusted diluted earnings per share	$1.95	$0.02	$1.97	$1.44
Weighted average diluted shares outstanding	474.3	—	474.3	477.7

Non-GAAP Financial Measures
Footnotes to Reconciliation Tables

(1)
Represents share-based compensation expense associated with equity awards for the periods indicated; also includes the portion of annual non-cash incentive compensation expense that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2017 and 2018 cash bonus, respectively.

(2)
In connection with the acquisition of Popeyes Louisiana Kitchen, Inc., we incurred certain non-recurring selling, general and administrative expenses primarily consisting of professional fees and compensation related expenses. We do not expect to incur additional PLK Transaction costs in 2018.

(3)
Costs arising primarily from professional advisory and consulting services associated with corporate restructuring initiatives related to the interpretation and implementation of the Tax Cuts and Jobs Act, which was enacted on December 22, 2017.

(4)
In connection with the centralization and relocation of our Canadian and U.S. restaurant support centers to new offices in Toronto, Ontario, and Miami, Florida, respectively, we incurred certain non-operational expenses consisting primarily of duplicate rent expense, moving costs, and relocation-driven compensation expenses.

(5)
Represents (i) (income) loss from equity method investments and (ii) cash distributions received from our equity method investments. Cash distributions received from our equity method investments is included in segment income.

(6)
As a result of the accounting standard related to the tax impact of equity based compensation, our effective tax rate was reduced by 0.9% and 6.8% for the three months ended September 30, 2018 and 2017, respectively, and our adjusted effective tax rate was reduced by 0.8% and 5.0% for the three months ended September 30, 2018 and 2017, respectively. As a result of the accounting standard related to the tax impact of equity based compensation, our effective tax rate was reduced by 6.9% and 4.5% for the nine months ended September 30, 2018 and 2017, respectively, and our adjusted effective tax rate was reduced by 6.3% and 3.3% for the nine months ended September 30, 2018 and 2017, respectively.

(7)
Represents loss on early extinguishment of debt and non-cash interest expense related to losses reclassified from accumulated other comprehensive income (loss) into interest expense in connection with interest rate swaps settled in May 2015.

(8)	Adjusted income tax expense includes the tax impact of the non-GAAP adjustments and is calculated using our statutory tax rate in the jurisdiction in which the costs were incurred.